UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 3, 2006
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2407 West 24th Street, Kearney, Nebraska		68845-4915
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (308) 236-8491

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

SIGNATURES

ITEM 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 29, 2006, the management of The Buckle, Inc. (the “Company”) and the Audit Committee of the Board of Directors, after discussions with Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, concluded that the balance sheets and statements of cash flows included in the Company’s Form 10-K for the fiscal year ended January 29, 2005 and Forms 10-Q for each of the three quarters of the fiscal year ended January 28, 2006 should be restated in order to correct certain classification errors, as discussed below. As such, the previously filed financial statements and the report of the independent registered public accounting firm for the fiscal year ended January 29, 2005 should no longer be relied upon.

The restatements relate to the classification of auction rate securities both on the balance sheets and in the statements of cash flows. Auction rate securities are highly liquid investments that are reset through a “dutch auction” process that occurs every 7 to 49 days, depending on the terms of the individual security. Given the liquid nature of such securities, they had previously been classified as cash equivalents on both the balance sheets and in the statements of cash flows. However, given that such auction rate securities have long-term stated maturities and that the issuers of such auction rate securities are under no obligation to redeem them prior to their stated maturities; the Company has determined that its investments in such securities should be classified as short-term available-for-sale investments, rather than as cash equivalents.

This restatement has no impact on previously reported results of operations, total current assets, total assets or stockholders’ equity. It will, however, result in the restatement of previously reported cash and cash equivalents and short term investments in the balance sheet as of January 29, 2005 in the amount of $133.7 million. It will also result in a $33.3 million and $33.8 million restatement of previously reported net cash flows from investing activities in the statements of cash flows for the fiscal years ended January 31, 2004 and January 29, 2005, respectively.

The Company plans to restate its financial statements as of January 29, 2005 and for the fiscal years ended January 31, 2004 and January 29, 2005, previously issued in its Annual Report on Form 10-K for the fiscal year ended January 29, 2005. The Company plans to restate its financial statements for these annual periods in its Annual Report on Form 10-K for the fiscal year ended January 28, 2006. The Company will also restate its financial statements for the interim periods ended April 30, 2005, July 30, 2005 and October 29, 2005, previously issued on Forms 10-Q, prospectively as it files its Quarterly Reports on Form 10-Q during fiscal 2006. Investors or other interested parties should refer to the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and Quarterly Reports on Form 10-Q for the fiscal 2006 interim periods, upon filing with the SEC, for additional information.

The Company has discussed the disclosures contained in this filing with Deloitte & Touche.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: April 3, 2006	By:	/s/ KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Vice President of Finance, Treasurer and Chief Financial Officer